UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR 12(G) OF THE
SECURITIES EXCHANGE ACT OF 1934

BASIC ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	54-2091194
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

400 W. Illinois, Suite 800
Midland, Texas	79701
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock $0.01 par value	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-127517

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.    Description of Registrant’s Securities to be Registered.

A description of the securities to be registered by Basic Energy Services, Inc., a Delaware corporation (the “Registrant”), is contained in the section entitled “Description of Capital Stock” contained in the prospectus included in the Registrant’s Registration Statement on Form S-1 (No. 333-127517), as originally filed with the Securities and Exchange Commission on August 12, 2005 under the Securities Act of 1933, as amended, and as subsequently amended prior to effectiveness (the “Registration Statement”), and will be set forth in any prospectus filed in accordance with Rule 424(b) thereunder, which description is incorporated herein by reference.  Such prospectus filed in accordance with Rule 424(b), in the form in which it is so filed, shall be incorporated herein by reference.

Item 2.  Exhibits.

The following exhibits are filed as part of this Registration Statement on Form 8-A:

Exhibit Number	Description of Exhibit
1	Amended and Restated Certificate of Incorporation of Basic Energy Services, Inc. dated September 22, 2005 – incorporated herein by reference to Exhibit 3.1 to the Registration Statement.

2	Form of Amended and Restated Bylaws of Basic Energy Services, Inc. – incorporated herein by reference to Exhibit 3.2 to the Registration Statement.

3	Specimen Stock Certificate representing common stock – incorporated herein by reference to Exhibit 4.1 to the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BASIC ENERGY SERVICES, INC.

By:	/s/ Kenneth V. Huseman
Kenneth V. Huseman
Chief Executive Officer

Date:                    December 5, 2005

Exhibit Index

Exhibit Number	Description of Exhibit
1	Amended and Restated Certificate of Incorporation of Basic Energy Services, Inc. dated September 22, 2005 – incorporated herein by reference to Exhibit 3.1 to the Registration Statement.

2	Form of Amended and Restated Bylaws of Basic Energy Services, Inc. – incorporated herein by reference to Exhibit 3.2 to the Registration Statement.

3	Specimen Stock Certificate representing common stock – incorporated herein by reference to Exhibit 4.1 to the Registration Statement.